SECURITIES AND EXCHANGE COMMISSION

                       ==================================


                       AMENDMENT NO. 1 TO FORM SB-2
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ==================================

                            Speedhaul Holdings, Inc.
              (Exact Name of Small Business Issuer in its Charter)


        NEW JERSEY                   ( )                       22-3719165
(State of Incorporation)       (Primary Standard        (IRS Employer ID
No.)
                              Classification Code)

                               7 BAYHILL BOULEVARD
                                MONROE, NJ 08831

                                  (732)637-1296

             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                  ANDREW NORINS
                               7 BAYHILL BOULEVARD
                                MONROE, NJ 08831

                                  (732)637-1296

            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:

                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP

                             195 ROUTE 9, SUITE 204
                           MANALAPAN, NEW JERSEY 07726

                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 417 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE


                                                  Amount to be    Proposed Maximum  Proposed Maximum
                                                  Registered      Aggregate         Aggregate          Amount of
Title of Each Class Of                            Offering Price  Offering Price                       Registration fee
securities to be Registered                                       per share

Common Stock of par value $.0001 per share         210,100           $0.25           $52,525           $6.18


The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.25 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.



PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH   , 2005


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                                   PROSPECTUS
                              SPEEDHAUL HOLDINGS, INC.

                                 210,100 SHARES

                                  COMMON STOCK


The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 210,100 shares of our common stock can be sold by selling security holders at a fixed price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.


The purchase of the securities offered through this prospectus involves a high degree to risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.





The Date Of This Prospectus Is: March   , 2005

                                TABLE OF CONTENTS

                                                                           PAGE
Summary

About our Company  ...........................................................1

Risk Factors .................................................................2

Use of Proceeds ..............................................................6

Determination of Offering Price ..............................................6

Dilution .....................................................................6

Selling Shareholders .........................................................7

Plan of Distribution .........................................................8

Legal Proceedings ............................................................9

Directors, Executive Officers, Promoters and Control Persons .................9

Security Ownership of Certain Beneficial Owners and Management ..............10

Description of Securities Interests of Named Experts and Counsel ............10

Disclosure of Commission Position of Indemnification for ....................11
 Securities Act Liabilities

Organization Within Last Five Years .........................................12

Description of Business .....................................................11

Plan of Operation ...........................................................11

Description of Property .....................................................17

Certain Relationships and Related Transactions ..............................18

Market for Common Equity and Related Stockholder Matters ....................18

Executive Compensation ......................................................19

Available Information .......................................................20

Index to Financial Statements ...............................................F


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                                        i

                                ABOUT OUR COMPANY

We were incorporated on March 31, 2000 under the laws of the State of New Jersey as Segway III Corp. as a blank check company to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On December 21, 2004, we acquired all of the shares of Speedhaul, Inc., a New Jersey corporation, from Andrew Norins, the sole Speedhaul, Inc. shareholder, in consideration for the issuance of 20,000,000 shares of our common stock to Mr. Norins pursuant to a Stock Purchase Agreement and Share Exchange between Speedhaul and us. Pursuant to the Agreement, Speedhaul became our wholly owned subsidiary and we filed Articles of Amendment with the State of New Jersey changing our name to Speedhaul Holdings, Inc. Until this merger, our activities had been limited to actions related to our organization and we conducted virtually no business operations. Now our principle line of business is providing posting and searching services for the freight trucking industry. Our principal offices are located at 7 Bayhill Blvd., Monroe New Jersey 08831. We are not a blank check company as defined in Rule 419 since we have conducted operating activities and have taken affirmative steps in the operation of our business activities. We currently have no intention to merge with another entity either inside or outside of our industry.

Our subsidiary, SpeedHaul, Inc., is an Internet subscription based load and equipment posting and searching service for the freight trucking business. We commenced offering our services in January 2005 although, to date, we have not generated any revenues. Our strategy is directed toward the satisfaction of our customer's needs through integrated internet based technology for the trucking industry that quickly and easily allows shippers, carriers, and brokers to post and search load and equipment listings throughout the United States and Canada, 24 hours a day, 7 days a week.

We will use the Internet as a platform for marketing and distributing our products and services. Our domain name is www.SpeedHaul.com and our website recently became operational as of December 2004. We expect that revenues will be collected from charges imposed on subscribers when they register as authorized users of our services.


Some of the information on our website is provided through links to other websites and therefore is not proprietary to us. There is no cost to us for maintaining these links. Visitors to our website may utilize services that are provided or fulfilled from outsourced companies from the links provided to visitors of www.SpeedHaul.com.


TERMS OF THE OFFERING

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.25 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

WHERE YOU CAN FIND US

Our corporate offices are located at 7 Bayhill Boulevard, Monroe, New Jersey 08831. Our telephone number is (732)637-1296. We have an Internet website located at www.speedhaul.com.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to us and not to the selling stockholders.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INHIBIT OUR ABILITY TO EXPAND OR EVEN MAINTAIN OUR BUSINESS OPERATIONS.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US AND THEREFORE WE MAY NOT SURVIVE IF WE MEET SOME OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A START UP COMPANY.


We were incorporated in March 2000 as a blank check company and on December 21, 2004 we merged with Speedhaul, Inc. which was incorporated on June 30, 2004. To date, we have not undertaken any significant operations. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies. To date, we have completed only part of our business plan. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base.


We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, WE MAY BE UNABLE TO EXPAND OUR SERVICES AND MAY BE FORCED TO CEASE OPERATIONS.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to increase the number of destinations featured on our site and our products offered. Ultimately the expansion of our products and featured destinations may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.


OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that commenced offering services in January 2005 and have not generated any revenue to date. As of December 31, 2004, we have incurred a net loss of $4,104, and an accumulated deficit of $4,104. If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.


IF WE ARE UNABLE TO ESTABLISH A LARGE USER BASE WE MAY HAVE DIFFICULTY ATTRACTING ADVERTISERS TO OUR WEB SITE, WHICH MAY AFFECT OUR ABILITY TO EXPAND OUR BUSINESS OPERATIONS AND PRODUCT LINE.

An integral part of our business plan and marketing strategy requires us to establish a large user base. Once we are able to establish a large user base and a demand for our services, we may be able to attract advertisers to our web site and possibly begin to generate advertising revenues. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

ANDREW NORINS DOES NOT HAVE ANY EXPERIENCE IN THE CREATION, DESIGN, AND MAINTENANCE OF AN ON-LINE BUSINESS AND THEREFORE MAY NOT BE ABLE TO PROPERLY MANAGE AN ON-LINE BUSINESS.

Andrew Norins, our sole officer and director, does not have any experience in the creation, design, and maintenance of an on-line business. For the last five years, Mr. Norins has worked in various positions at companies which did not provide extensive on-line business. Therefore, Mr. Norins may not have the knowledge or experience to properly manage and operate this internet company. His lack of experience in this industry may not allow us to take full advantage of the opportunities presented to us as an internet company. In addition, he may not be fully aware of the risks of a online or development stage business. This lack of expertise may cause us to fail in our business plan.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of our sole officer and director and our success depends on the continued efforts of such individual to manage our business operations. At the present time, Mr. Norins devotes approximately 10 hours per week to the business affairs of the company. The loss of the services of the President could have a negative effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

ANDREW NORINS' CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Andrew Norins beneficially owns approximately 90% of our common stock. Accordingly, for as long as Mr. Norins continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.


OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, WE MAY NOT BECOME PROFITABLE IN THE FUTURE.

The internet and the online loading industry are characterized by rapid technological change that could render our existing web site obsolete. The development of our web site entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.25 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The freight trucking industry is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the business of providing posting and searching services for the freight trucking industry. There are other companies that currently offer similar services, that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o Make a suitability determination prior to selling a penny stock to the purchaser;

o    Receive the purchaser's written consent to the transaction; and

o    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

IF STATES DECIDE TO IMPOSE A TAX ON COMPANIES ENGAGED IN INTERNET SERVICES THIS WOULD IMPOSE AN ADDITIONAL FINANCIAL BURDEN ON US

Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. This would cause a financial burden to us and strain our cash flow.

OUR STOCK PRICE MAY DECREASE DUE TO OUR MARKET CAP BASED ON THE FUTURE ISSUANCES OF ADDITIONAL SHARES OF COMMON OR PREFERRED STOCK.

Our Articles of Incorporation authorize the issuance of one hundred million shares of common stock. As of March 10, 2005, we had 22,310,100 shares of common stock issued and outstanding. As such, our Board of Directors has the power, without shareholder approval, to issue up to 77,689,900 shares of common stock. The issuance of such shares will dilute the shares held by the current shareholders. In addition, our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of blank check preferred stock with a par value of $.001 per share. "Blank Check" means that the rights and preferences of the preferred shares have not been determined. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. However, our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock and with such relative rights, privileges, preferences and restrictions that the Board may determine. Any issuance of preferred stock will dilute the voting power or other rights of the holders of common stock. If preferred shares are issued it may impact our decision to issue dividends since this may increase the number of dividends that we would be issuing. In addition, it is possible that the Board of Directors may determine that the preferred shares will have rights and preferences, including dividend rights, over the common stockholders.


                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum pursuant to Regulation D Rule 506 of the Securities Act of 1933 which was completed in September 2004.


The offering price of the shares of our common stock has been determined arbitrarily by us and will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we attempt to locate a market maker and to file to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Although there are no requirements for listing on the OTCBB, there is no assurances that our common stock will be approved to trade on the OTCBB. We have had discussions with one market maker regarding the filing of our application for trading on the OTCBB. However, there is no assurance that our common stock, even if it becomes listed on a public exchange, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

                              SELLING SHAREHOLDERS


The shares being offered for resale by the selling stockholders consist of the 210,100 shares of our common stock held by 44 shareholders. Such shareholders include the holders of the shares sold in our Regulation D Rule 506 offering which was completed in September 2004; such shareholders also include Andrew Norins who received his shares pursuant to the share exchange with Speedhaul; and Gregg Jaclin and Richard Anslow who were our original shareholders. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 10, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


Name of selling stockholder           Shares of common    common            Shares of common stock
                                     Stock owned prior    stock to be        owned after offering
                                       to offering(1)     sold (1)          Number           Percent
----------------------------------------------------------------------------------------------------

Richard Anslow(1)                         2000000          50000          1950000             8.74%

Carlos Chavevri                              3000           3000                0                0
Amod Choudhary                               2000           2000                0                0
Scott Burttet                                1000           1000                0                0
Lisa Cohen                                    400            400                0                0
Scott Costin                                 2500           2500                0                0
Richard Conti                                1400           1400                0                0
Jenny Lynn Crossman                          2000           2000                0                0
Patricia Ferrara                             1000           1000                0                0
Lester Glaser                                1000           1000                0                0
Richard Glaser                               1000           1000                0                0
Sally Glaser                                 1000           1000                0                0
Inge Goldstein                                800            800                0                0
Alvin Goldstein                              4000           4000                0                0
Robert Gordon                                2600           2600                0                0
Dr. Frank Greenberg                          1000           1000                0                0
Kenneth Greenberg                            5000           5000                0                0

Gregg E. Jaclin(1)                         250000          50000          200,000                *

Robert Jaclin                                1000           1000                0                0
Lorin Jaffe                                  1000           1000                0                0
Magda Jimenez                                 800            800                0                0

Kessler Business Associates (2)              1400           1400                0                0

Joseph and Dianne Kocienda                   1000           1000                0                0
Mark Kulkowitz                                400            400                0                0


                                       7

Alex Lichtman                                2500           2500                0                0
Max Lichmtan                                 2500           2500                0                0
Harris Millman                               1000           1000                0                0
James Neebling                               2000           2000                0                0
Andrew Norins                            20000000          50000         19500000            87.41%
Brett Pessel                                 1400           1400                0                0
April Rauschman                              2000           2000                0                0
Scott Rhodes                                  800            800                0                0
Victor Rones                                 1000           1000                0                0
Paul Roseman                                 1000           1000                0                0
Shirley Ryan                                 1000           1000                0                0
Scott Schiffman                              1000           1000                0                0
Kenneth Speigeland                           2000           2000                0                0
Neal Studd                                    400            400                0                0
Janice Thorn                                 1000           1000                0                0
Verse Thompson                               1000           1000                0                0

TP Electronic Filings (3)                    1200           1200                0                0

Kirk T. Trauger                              2000           2000                0                0

Kristina L. Trauger                          1000           1000                0                0


*   Less than one (1%) percent


(1) Anslow & Jaclin, LLP has been our legal counsel since inception and Richard Anslow was our principal shareholder and sole officer and director prior to the merger with Speedhaul.

(2) Jack Kessler is a representative of Kessler Business Associates and has investment control of our shares owned by Kessler Business Associates.

(3) Tammy Plevretes is a representative of TP Electronic Filings and has investment control of our shares owned by TP Electronic Filings.

To our knowledge, except for Andrew Norins, our sole officer and director, none of the selling shareholders or their beneficial owners:

     - has had a material relationship with us other than as a shareholder at any time within the past three years; or
     - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
     -    are broker-dealers or affiliated with broker-dealers.


                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $.25 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $5,000.

                                LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


Our executive officers and directors and their respective ages as of March , 2005 are as follows:



NAME                        AGE        POSITION
----                        ---        -------------------------------
Andrew Norins               34         President, CEO, CFO and
                                       Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Below is a brief biography of Mr. Norins:


Andrew Norins has been our President, CEO, CFO and Chairman of our Board of Directors since December 21, 2004. Mr. Norins has been the Director of Operations and the head of the Customer Service Department for Chopper Logistics in Montville, New Jersey since November 2001. Chopper Logistics is a $40,000,000 regional dedicated carrier which has been in business for over 30 years and specializes in the automotive industry. In his capacity as Director of Operations he supervises the company's dispatching and deliveries as well as handling the duties of payroll controller. In addition, as the head of Customer Service his responsibilities include assisting the company in its customer relations and scheduling.

From January 2000 to November 2001, Mr. Norins was the President of Westridge Enterprises, a company that owned and operated a nightclub located in Greensboro, North Carolina. As the President of the company and manager of the nightclub, Mr. Norins supervised all of the day to day operations of this company as well as the payroll and bookkeeping. Prior to such time, he was employed as Logistics Center Supervisor at Penske Logistics in Garfield, New Jersey from June 1994 until December 1999. His responsibilities in such position included the handling of customer relations, payroll manager and supervising dispatchers, clerks and drivers. Mr. Norins received a Bachelor of Science from the University of Delaware in 1992 with a Minor in Business Administration.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of December 30, 2004 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                      Name and Address          Amount and Nature      Percent
Title of Class        of Beneficial Owner       of Beneficial Owner    of Class
--------------        -------------------       -------------------   --------

Common Stock          Andrew Norins                     20,000,000     89.65%
                      7 Bayhill Blvd.
                      Monroe, NJ 08831

Common Stock          Richard Anslow
                      195 Route 9 South
                      Manalapan, NJ 07726                2,000,000      8.97%


Officers and Directors                                  20,000,000     89.65%
As a Group (1)


The percent of class is based on 22,310,100 shares of common stock issued and outstanding as of March 10, 2005.


                            DESCRIPTION OF SECURITIES

General


Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $ 0.0001 per share and 20,000,000 shares of preferred stock at a par value of $ 0.0001 per share.


Common and Preferred Stock


As of March 10, 2005, 22,310,100 shares of common stock are issued and outstanding and held by shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.


Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock


The Company has also authorized 20,000,000 shares of preferred stock at a par value of $0.0001, none of which have been issued.


Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL


No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Richard I. Anslow and Gregg E. Jaclin, principals of Anslow & Jaclin, LLP, are also our shareholders. Anslow & Jaclin, LLP has been our legal counsel since inception and Richard Anslow was our principal shareholder and sole officer and director prior to the merger with Speedhaul.



The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, PA, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the New Jersey Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in November in the State of New Jersey under the name Segway III on March 31, 2000. Our wholly-owned subsidiary, Speedhaul Inc. was incorporated in the State of New Jersey on June 30, 2004. On December 21, 2004, pursuant to a Stock Purchase Agreement and Share Exchange between Speedhaul, Inc. and us, we acquired all of the shares of Speedhaul Inc. from Andrew Norins, the sole Speedhaul shareholder in consideration for the issuance of 20,000,000 shares of our common stock to Mr. Norins. Pursuant to the Agreement, Speedhaul became our wholly owned subsidiary and we changed our name to Speedhaul Holdings, Inc. The purpose for this merger with Speedhaul was to acquire an operating company which we believed has a successful business plan.


On March 31, 2000, 5,000,000 shares of common stock were issued to Richard I. Anslow for services rendered as our founder. On September 1, 2000, 250,000 shares were issued to Robert Jaclin for cash consideration. Robert Jaclin subsequently gifted such shares to his son, Gregg E. Jaclin. Richard I. Anslow, Robert Jaclin and Gregg E. Jaclin may be deemed to be our promoters.

Prior to our merger with Speedhaul, Inc., Richard Anslow, our sole officer, director and principal shareholder at such time, made all decisions for us and negotiated the completion of the merger. There was no relationship between Richard Anslow and Speedhaul, Inc. prior to the merger. We were introduced to Speedhaul through Gregg Jaclin, one of our shareholders and a partner at Anslow & Jaclin, LLP. Mr. Jaclin is friends with Andrew Norins, the sole shareholder of Speedhaul, Inc. Pursuant to the terms of the agreement between us and Speedhaul, Inc., Richard Anslow resigned as our officer and director. Anslow & Jaclin, LLP remained as legal counsel for us.

The stock purchase agreement and share exchange between Speedhaul and us was entered into and negotiated with the belief that post merger, the combined entity value would increase due to the market potential of the business model, the industry experience and knowledge of Andrew Norins. The agreed value of the Speedhaul acquisition was based on our belief that Andrew Norins will successfully implement the business plan described herein and we will be able to create a public market for our common stock.


                             DESCRIPTION OF BUSINESS

DESCRIPTION OF BUSINESS


We are an Internet subscription based load and equipment posting and searching service for the freight trucking business. We commenced offering our services in January 2005 although, to date, we have not generated any revenues.


Our strategy is directed toward the satisfaction of our customer's needs through integrated internet technology for the trucking industry that quickly and easily allows shippers, carriers, and brokers to post and search load and equipment listings throughout the United States and Canada, 24 hours a day, 7 days a week. We currently have one employee.

We are a developmental stage company that is currently implementing our business plan to become a fully integrated online provider that links the supply and demand sides of the ground trucking industry.


Our business plan is focused on addressing the market opportunities created by changes in the trucking industry due to technological advances. As technology is utilized in the trucking industry the amount of information exchanged between the shippers and the carriers has increased along with the speed and reliability of this information. We believe that the effective implementation of our business plan will result in our gaining market share as one of the industry's best Internet sites for the trucking industry both in the United States and Canada. We believe that we can accomplish this by developing innovative ways to satisfy customers' needs for a simple, yet comprehensive way to search for postings in an easy to use online system.

We gather load and equipment information from subscribers who participate in all segments of the trucking industry: trucking companies, brokers, shippers, freight forwarders, logistical companies, and others, and make that information instantly available through a simple and easy to use Internet based software program. Databases of trucks and loads are maintained electronically and continuously updated and the information is available to shippers and haulers in real time. Our customer base is composed of shippers who desire to minimize their freight cost and expedite their shipments by choosing their specific freight carriers, and small to medium-size truck companies that want to maximize profits by dealing directly with shippers, thus reducing freight brokerage fees.

Subscriptions are available at prices of $29.95 per month. Shippers can post their loads at any time free of charge. Carriers will each have a free 30-day trial period. When they sign up for the trial period they will be asked to enter valid credit card information. After 30 days, their credit card will automatically be charged $29.95 each month to enable them to search for loads.

We hope to create strategic relationships with trucking companies, brokers, shippers, freight forwarders and logistical companies that will result in reciprocal advertising on each other's web site or other cross promotional print advertising. Additionally, we may charge these companies for advertisement banners on our website. The strategic relationships that develop will enable us to grow our customer base and expand our business, and benefit us by increasing exposure to our website to the consumers that view these companies' web sites. We have currently secured a domain name, www.SpeedHaul.com, and are working with a web site developer to continue developing a more advanced and unique website that will keep users interested in our site. We understand the importance of having a website that is pleasing to look at and easy to navigate through.


During the past two years we have spent a total of $8,834 in design and development for the creation of our website, all of which was spent prior to September 30, 2004.


We have established a technological Internet component through the development of the SpeedHaul.com website which we intend to use as a platform to sell, market and advertise our products and services throughout the United States and Canada. We will outsource the development of the technological Internet component to companies who have technological expertise that our management does not currently possess. We will utilize the Internet for marketing and distribution of our services online under the domain name of www.SpeedHaul.com. This website's income will initially be derived from online sales of our subscriptions sold to freight carriers, and small to medium-size truck companies for equipment posting and load searching services.

Our management will execute cross-marketing relationships with brokers, manufacturers, freight-forwarders, and import/exporters. Although we have not entered into any such agreements to date, we intend to work with established companies and intend to form significant cross-marketing relationships to promote our service.

We hope to expand revenue beyond sales of our subscriptions after the company has reached a critical mass and brand identity utilizing the Internet as a platform for marketing and distributing of our products online. We believe that developing a growing position in the industry will enhance our ability to maximize ancillary sales opportunities, including corporate sponsorship sales, advertising and product merchandising. We will seek to sell wireless devices that combine our Internet site with the latest in wireless technology. We currently have not identified any such wireless technology nor entered into any agreements with a third party to provide such technology.

Revenues expected from our internet site include advertising sales to related and cross-marketed entities, truck stops, hotels, restaurants, truck repair facilities, truck manufacturers, trucking companies, brokers, shippers, freight forwarders, logistical companies, etc. We currently have not identified any such companies nor entered into any agreements for advertising sales.

We expect that our internet database and information system will be designed to meet the expanding needs of the online over the road trucking transportation consumer. Our web site links the supply and demand sides of the ground trucking industry.

Carriers can post their trucks to our international database. Carriers provide all pertinent information regarding their equipment, available date, location, etc. At this point the carrier can choose to leave their truck posted and have shippers contact them or proactively search SpeedHaul.com for an available load that matches their search criteria.

Shippers can post their loads to our international database. Shippers also have the choice of passively waiting for carriers to call or proactively searching our database. Contact information for the shipper is provided to the carrier, so that the carrier can effectively negotiate directly with the shipper.

The searching aspect of the system provides both the carrier and shipper up-to-the-minute information regarding trucking supply and demand. Like posting above, this feature allows shippers to search for carriers and for carriers to search for loads. All search functions can be narrowed to criteria specified by either party.

We have two distinct customers: carriers and shippers, each with the goal of moving freight. Shippers can post their loads at any time free of charge. Carriers will each have a free 30-day trial period. When they sign up for the trial period they will be asked to enter valid credit card information. After 30 days, their credit card will automatically be charged $29.95 each month to enable them to search for loads.

Our objective is to be the premier online provider of load and equipment posting and searching service for the freight trucking business by:

     * Enhancing the consumer value proposition by offering innovative products, services and information tools to the transportation industry.
     *    Establishing, strengthening and expanding our strategic relationships;
     * Aggressively developing our brand identity through high quality service offerings;
     * Investing in leading technology to enhance our web site and transaction-processing systems; and
     * Becoming a recognized global brand leader in the freight trucking industry.


Intellectual Property

We currently own the domain name www.speedhaul.com. We do not own any other trademarks and have no protection for our intellectual property. Although we do not believe that we infringe the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to past, current, or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry grows. Any such claim, whether meritorious or not, could be time- consuming, result in costly litigation, cause service upgrade delays, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements may not be available on terms acceptable to us or at all. As a result, any such claim could have a material adverse effect upon our business, results of operations, and financial condition.

Government Regulation

Our company, operations and services are all subject to regulations set forth by various federal, state and local regulatory agencies. We take measures to ensure our compliance with all such regulations as promulgated by these agencies from time to time. The Federal Communications Commission sets certain standards and regulations regarding communications and related equipment.

There are currently few laws and regulations directly applicable to the Internet. It is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. The growth of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes.

                                   COMPETITION


The online freight trucking market is new, rapidly evolving and intensely competitive. We specifically compete with a variety of companies with varied product or service offerings, including existing search engines. Competitive companies in this category focus on providing their customer base with the ability to search matches between available loads and available trucks. The database for searches is confined to the diversity of the customers presently subscribing to each system.

Some examples of these sites are the following:

          o    www.loadsource.com
          o    www.trucktrax.com
          o    www.123loadboard.com
          o    www.freightterminal.com


Our competitive disadvantages include the fact that we are newly established and have not yet attracted a significant customer base nor have we added enhanced features to our web site such as credit checking ability. Additionally, we have not established any banner advertising to date.

We believe we have a competitive advantage due to the fact our site is easy to use and professionally presented. The number of screens has been kept to a minimum while offering increased functionality. Customer login time has been reduced to provide access to our site quickly. Additionally, our site design allows for flexibility to enhance the pages as well as expand them to accommodate advertising space or content for customers. We have competitive pricing and are priced lower than some of our competitors. Our site operates 24 hours a day, 7 days a week, in real time. We offer radius search and the ability to compute city-to-city miles and are set up to handle the US and Canada.


As the market for online freight trucking services grows, we believe that the range of companies involved in the online freight trucking services industry will increase their efforts to develop products and services that will compete with our products and services.

                       MANAGEMENT DISCUSSION AND ANALYSIS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified:

1.   Generate sales from our corporate website.

In order to accomplish this goal, we intend to recruit additional sales individuals which will improve our customer service and sales performance. In addition, we intend to have a high level of customer service and sales training, and design our sales associates' compensation structure to include incentives related to customer service goals. We do expect to incur administrative costs in developing our corporate selling culture by recruiting and training additional personnel. Additionally, the hiring of any sales and marketing personnel is included in our budgeted sales related payroll expense of $5,000 per month. To date, we have not offered nor sold any items from our website. We anticipate that as we continue to add products and additional services over the next 12 months, that those products and services will enhance our site. Our sales success depends on two fundamental points:

     o Developing innovative ways to satisfy customers' needs for a simple, yet comprehensive way to search for postings in an easy-to-use online system.
     o    Superior Customer Sales & Support.


We have contracted with Bank of America for handling credit cards and charges to our website. There was a small fee to set up this contract but we do not incur any cost in maintaining this system. However, Bank of America does charge a fee of $.15 per transaction. With the Bank of America service in place, we in January 2005 we began instituting our fee structure for our subscriptions as follows:

     o    Free 30 day trial period for carriers
     o    $29.95/month for carriers to access available loads
     o    Free load postings

2.   Focused Marketing and Advertising Efforts.

Our print media budget is allocated at $3,000 per month for the next twelve months. We have a print advertising campaign planned, beginning in the first quarter of 2005 and continuing through 2005, which is designed to bring new qualified visitor/customers directly to the website. We have approached, but not negotiated or contracted with any additional advertisers who we will advertise with during the first quarter of 2005.

We intend to participate in industry trade shows. We view traded shows as a way to meet new and existing customers and suppliers as well as an opportunity to develop valuable business and sales relationships. We have allocated $24,000 annually from our marketing and advertising budget for trade show participation. An additional component of our marketing and advertising plan includes special promotions, which include setting up exhibits at truck stops and other industry related activities. We have allocated $12,000 annually from our marketing and advertising budget for special promotions.

We have direct link advertising planned for the site, beginning in the second quarter of 2005 and continuing through 2005, which is designed to bring new qualified visitors/customers directly to the web site. We have approached, but not negotiated or contracted with, any additional advertisers who will advertise on our web site during 2005. By putting click-through banners on other Web sites, traffic generated on one Web site has the ability to move easily to the Company's Web site by simply clicking on the banner.

3.   Develop links to other websites.

We intend to provide additional links to other website. These links will be carefully selected to provide valuable information resources to visitors to our website. There is no cost to our company for maintaining these links, and we do not expect to incur any direct cost in implementing these links. We intend to add a link to mapquest.com by the first quarter of 2005. MapQuest is a leader in Advanced Mapping Solutions and has over 30 years of traditional and digital mapping experience. From a Cartographic Services and GIS technology foundation, MapQuest has progressed to become a leading supplier of geographic information products, web mapping, and telecommunications markets.

MapQuest has provided companies in many industries such as travel, real estate, retail and healthcare fast, reliable, accurate and cost effective solutions. MapQuest has the experience and flexibility to meet the needs of fast-moving companies. With MapQuests' ongoing research and development, SpeedHaul will be able to tailor mapping solutions for individual clients' needs without high development costs.

4.   Research and Development.

We intend to devote time and financial resources to research and development activities to develop additional products and services. We anticipates including research and development activities due to the rapid technological evolution of Internet-based commerce. We also intend to merge the technology of the Internet with the portability of the hand-held two-way pager messaging unit(s) by June 2005. We intend to resell pager units manufactured by a third party. This pager will provide the user with the ability to access the Internet; thereby anyone can post his or her truck availability or shipment specifications. Personal pagers are also a critical link between the trucker and his most valuable commodity, his family. E-mail can be sent and received while traveling to the next destination. SpeedHaul will be able to provide its customers with the flexibility to lease or buy their paging units. We have not approached, negotiated or contracted with any third party providers for paging devices. Research and development expenditures are budgeted at $120,000 for 2005. There is no assurance that we will successfully develop these products or services, or that competitors will not develop products or services sooner or products or services that are superior to the our product or service offerings.

Completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

Andrew Norins, our sole officer, director and principal shareholder has agreed to provide financing to us in the future until we are able to receive additional funding. There is no set amount that Andrew Norins has agreed to fund although such amount will be enough to cover our costs for our operations until additional funds become available. It is intended that the loans will be made without interest and shall call for payments in twelve months. Although Mr. Norins has assured us that he will cover the costs of operations, we have no legal recourse if he fails to do so.


We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $399,500. The breakdown is as follows:

Website Development                                         $ 17,000.00
Legal/Accounting                                            $  7,500.00
Sales Related Payroll Expense                               $ 60,000.00
Advertising & Marketing Expenses
         Print Media                                        $ 36,000.00
         Trade Shows                                        $ 24,000.00
         Special Promotions                                 $ 12,000.00
Computer/Host/supplies                                      $  5,000.00
Research & Development                                      $120,000.00
General/Administrative                                      $120,000.00

Total                                                       $399,500.00

We do not anticipate the purchase or sale of any significant equipment. We expect to increase the number of employees by hiring two full time administrative employees and one full time employee for and sales & marketing once we have successfully completed our financing. We have not identified such employees nor had any discussions with potential candidates. Depending on business we may sub-contract with sales and marketing entities to undertake marketing on our behalf. At this time we have not entered into any agreements or negotiations with sales and marketing entities to undertake marketing for us.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan. In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our advertising and new products to cover our operating expenses.

                             DESCRIPTION OF PROPERTY


Our executive offices are located at 7 Bayhill Boulevard, Monroe, New Jersey 08831. We currently lease the space from Andrew Norins, our sole officer and director, at no charge on a month to month basis. We currently lease the space from Mr. Norins without a written lease. This space consists of an office located in a home premises owned by Mr. Norins. We believe that this space is sufficient and adequate for our current business needs and as business warrants we may expand into a larger space. Currently, the only business engaged in at such office is the daily administration and management undertaken by our sole employee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use space at 7 Bayhill Boulevard, Monroe, New Jersey 08831. We lease such space from Andrew Norins, our President, for no charge on a month to month basis.

On March 31, 2000, 5,000,000 shares of common stock were issued to Richard I. Anslow for services rendered as the founder of the company. On September 1, 2000, 250,000 shares were issued to Robert Jaclin for cash consideration. Robert Jaclin subsequently gifted such shares to his son, Gregg E. Jaclin. Both Richard
I. Anslow and Robert Jaclin may be deemed founders of the company.


Prior to our merger with Speedhaul, Inc., Richard Anslow, our sole officer, director and principal shareholder at such time, made all decisions for us and negotiated the completion of the merger. There was no relationship between Richard Anslow and Speedhaul, Inc. prior to the merger. We were introduced to Speedhaul through Gregg Jaclin, one of our shareholders and a partner at Anslow & Jaclin, LLP. Mr. Jaclin is friends with Andrew Norins, the sole shareholder of Speedhaul, Inc. Pursuant to the terms of the agreement between us and Speedhaul, Inc., Richard Anslow resigned as our officer and director. Anslow & Jaclin, LLP remained as legal counsel for us.



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock


As of March 10, 2005, we had 42 registered shareholders.


Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 223,000 shares as of the date of this prospectus. However, since we were formed as a blank check company our shareholders can not rely on this exemption from registration to sell their shares.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Stock Option Grants


As of March 10, 2005, we have not granted any stock options.


Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until December 30, 2004.


ANNUAL COMPENSATION LONG TERM COMPENSATION




                        ANNUAL COMPENSATION                                            LONG TERM COMPENSATION
                                                                     RESTRICTED OPTION
                                                     OTHER ANNUAL     STOCKS/PAYOUTS       SARS     LTIP        ALL OTHER
NAME         TITLE             YEAR  SALARY   BONUS  COMPENSATION           AWARDED        ($)  COMPENSATION   COMPENSATION
----         -----             ----  ------   -----  ------------           -------        ---  ------------   ------------

Andrew      President           2004      $0      0             0                 0          0            0              0
Norins      Secretary
            and Treasurer


Richard I.  Chief Executive     2004     $0       0            0                 0           0            0              0
Anslow      Officer (1)

(1) Richard I. Anslow was our sole officer and director until the merger with Speedhaul, Inc. on December 21, 2004.


None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our sole director serving on our Board of Directors.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders. Any annual report sent to a requesting shareholder will contain audited financial statements.

                     SPEEDHAUL HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004

                     SPEEDHAUL HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS


PAGE          1     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE          2     CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2004

PAGE          3     CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD FROM
                    JUNE 30, 2004 (INCEPTION) TO DECEMBER 31, 2004

PAGE          4     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    FOR THE PERIOD FROM JUNE 30, 2004 (INCEPTION) TO DECEMBER
                    31, 2004

PAGE          5     CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM
                    JUNE 30, 2004 (INCEPTION) TO DECEMBER 31, 2004

PAGES       6 - 9   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors of:
  Speedhaul Holdings, Inc.
  (A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Speedhaul Holdings, Inc. and subsidiary (a development stage company) as of December 31, 2004 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from June 30, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Speedhaul Holdings, Inc. and subsidiary (a development stage company) as of December 31, 2004 and the consolidated results of its operations and its cash flows for the period from June 30, 2004 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the consolidated financial statements, the Company is in the development stage with no operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 7. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEBB & COMPANY, P.A.

Boynton Beach, Florida
March 9, 2005


                     SPEEDHAUL HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2004
                             -----------------------


                                     ASSETS
                                     ------


CURRENT ASSETS
  Cash                                                                                          $          10,227
                                                                                                   ----------------
      Total Current Assets                                                                                 10,227

PROPERTY AND EQUIPMENT, NET                                                                                 8,834
                                                                                                   ----------------

TOTAL ASSETS                                                                                    $          19,061
------------                                                                                       ================



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable                                                                              $           2,715
  Loan payable - related party                                                                              4,650
                                                                                                   ----------------
       Total Current Liabilities                                                                            7,365

COMMITMENTS AND CONTINGENCIES                                                                                -

STOCKHOLDERS' EQUITY
  Preferred stock, $0.0001 par value, 20,000,000 shares authorized,
   none issued and outstanding, respectively                                                                 -
  Common stock, $0.002 par value, 100,000,000 shares authorized,
   22,310,100 shares issued and outstanding                                                                 2,231
  Additional paid in capital                                                                               13,569
  Accumulated deficit during development stage                                                             (4,104)
                                                                                                   ----------------
        Total Stockholders' Equity                                                                         11,696
                                                                                                   ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                      $          19,061
------------------------------------------                                                         ================



       See accompanying notes to consolidated financial statements.
                                     2


                     SPEEDHAUL HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE PERIOD FROM JUNE 30, 2004 (INCEPTION) TO DECEMBER 31, 2004
       ------------------------------------------------------------------





OPERATING EXPENSES
  In-kind contribution of office space                                                      $           3,000
  General and administrative                                                                            1,104
                                                                                               ----------------
        Total Operating Expenses                                                                        4,104
                                                                                               ----------------

LOSS FROM OPERATIONS                                                                                   (4,104)

Provision for Income Taxes                                                                               -
                                                                                               ----------------

NET LOSS                                                                                    $          (4,104)
                                                                                               ================

 Net loss per share - basic and diluted                                                     $            -
                                                                                               ================

Weighted average number of shares outstanding during the period -
 basic and diluted                                                                                 20,125,549
                                                                                               ================









       See accompanying notes to consolidated financial statements.
                                     3


                     SPEEDHAUL HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM JUNE 30, 2004 (INCEPTION) TO DECEMBER 31, 2004
       ------------------------------------------------------------------




                                                                                                          Accumulated
                                                                                                           Deficit
                                                                                             Additional     During
                                                Preferred Shares        Common Stock          Paid-In     Development
                                               Shares   Amount       Shares       Amount      Capital       Stage          Total
                                               ------ ----------   ----------   ----------   ----------    ----------    ----------
Common stock issued to founders for cash
 ($0.001 per share)                               -   $       --   20,000,000   $    2,000   $   (1,700)   $       --    $      300

In-kind contribution of office space              -           --           --           --        3,000            --         3,000

Stock issued for shares held by stockholders of
 Speedhaul Holdings, Inc. ($0.007 per share)      -           --    2,310,100          231       12,269            --        12,500

Net loss for the period from June 30, 2004
 (inception) to December 31, 2004                 -           --           --           --           --        (4,104)       (4,104)
                                               ------ ----------   ----------   ----------   ----------    ----------    ----------

BALANCE, DECEMBER 31, 2004                        -   $       --   22,310,100   $    2,231   $   13,569    $   (4,104)   $   11,696
                                               ------ ----------   ----------   ----------   ----------    ----------    ----------




          See accompanying notes to consolidated financial statements.
                                        4


                     SPEEDHAUL HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE PERIOD FROM JUNE 30, 2004 (INCEPTION) TO DECEMBER 31, 2004
       ------------------------------------------------------------------




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                      $            (4,104)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    In-kind contribution                                                                                      3,000
    Changes in operating assets and liabilities:
    Increase in accounts payable                                                                              2,715
                                                                                                   ------------------
         Net Cash Provided By Operating Activities                                                            1,611
                                                                                                   ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of intangible assets                                                                              (8,834)
                                                                                                   ------------------
          Net Cash Used In Investing Activities                                                              (8,834)
                                                                                                   ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds loan payable - stockholder                                                                         4,650
  Proceeds from issuance of common stock                                                                     12,800
                                                                                                   ------------------
         Net Cash Provided By Financing Activities                                                           17,450
                                                                                                   ------------------

NET INCREASE IN CASH                                                                                         10,227

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                               -
                                                                                                   ------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                      $            10,227
                                                                                                   ==================



          See accompanying notes to consolidated financial statements.
                                        5

                     SPEEDHAUL HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004
                             -----------------------



NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------ -----------------------------------------------------------

     (A)  Organization
     -----------------

     Speedhaul Holdings, Inc. f/k/a Segway VIII Corp. (a development stage company) was incorporated under the laws of the State of New Jersey on April 6, 2000. Activities during the development stage include developing the business plan and raising capital.

     Speedhaul, Inc. (a development stage company) was incorporated under the laws of the State of New Jersey on June 30, 2004. Speedhaul, Inc. plans to operate an internet website which offers internet subscription based load and equipment posting and searching services for the freight trucking business. The Company will gather load and equipment information from subscribers who participate in all segments of the trucking industry; trucking companies, brokers, shippers, freight forwarders, logistical companies and others and make that information instantly available through a simple and easy to use internet based software program.

     On December 1, 2004, Speedhaul Holdings, Inc. consummated an agreement with Speedhaul Inc. pursuant to which Speedhaul Inc. exchanged all of its 2,500 then issued and outstanding shares of common stock for 20,000,000 shares or approximately 90% of the common stock of Speedhaul Holdings, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (Speedhaul, Inc.).

     Accordingly, the financial statements include the following:

     (1) The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

     (2) The statement of operations includes the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

     Speedhaul Holdings, Inc. and its wholly owned subsidiary Speedhaul, Inc. are hereafter referred to as (the "Company"). All intercompany accounts and balances have been eliminated in the consolidation.

     (B)  Use of Estimates
     ---------------------

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                     SPEEDHAUL HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004
                             -----------------------

     (C)  Cash and Cash Equivalents
     ------------------------------

     For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

     (D)  Website Costs
     ------------------

     The Company has adopted the provisions of Emerging Issues Task Force 00-2, "Accounting for Web Site Development Costs." Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. As of December 31, 2004, the Company has capitalized a total of $8,834 of website costs which are included in property and equipment. The Company did not incur any planning costs and did not record any research and development costs for the year ended December 31, 2004.

     (E)  Long-Lived Assets
     ----------------------

     The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 "Accounting for Goodwill and Other Intangible Assets" and "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS No. 142 and 144"). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

     (F)  Income Taxes
     -----------------

     The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of December 31, 2004, the Company has a net operating loss carryforward of $969 available to offset future taxable income through 2024. The valuation allowance at December 31, 2004 was $339. The net change in the valuation allowance for the period ended December 31, 2004 was an increase of $339.

                     SPEEDHAUL HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004
                             -----------------------

     (G)  Loss Per Share
     -------------------

     Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of December 31, 2004, there were no common share equivalents outstanding.

     (H)  Business Segments
     ----------------------

     The Company operates in one segment and therefore segment information is not presented.

     (I)  Recent Accounting Pronouncements
     -------------------------------------

     Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4"" SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67," SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29," and SFAS No. 123 (revised 2004), "Share-Based Payment," were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

NOTE 2 PROPERTY AND EQUIPMENT
------ ----------------------

     Property and equipment at December 31, 2004 consisted of the following:

               Website development costs                   $           8,834
               Accumulated depreciation                                 -
                                                              ----------------

                                                           $           8,834
                                                              ================

     During the period ended December 31, 2004, the Company recorded depreciation expense of $0.

NOTE 3 COMMITMENTS AND CONTINGENCIES
------ -----------------------------

     The Company has an outstanding commitment under its agreement for the programming of its website of $4,416 upon final beta testing and completion of the software.

                     SPEEDHAUL HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004
                             -----------------------


NOTE 4 LOAN PAYABLE - RELATED PARTY
------ ----------------------------

     During 2004, the Company received working capital loans of $5,000 and $4,500 totaling $9,500 and repaid $4,850 during 2004. The loans are non-interest bearing, unsecured and due on demand. The outstanding balance at December 31, 2004 was $4,650.

NOTE 5 STOCKHOLDERS' EQUITY
------ --------------------

     (A)  Common Stock Issued for Cash
     ---------------------------------

     On June 30, 2004, the Company issued 20,000,000 shares of common stock to its founder for cash of $300 ($0.001 per share).

     (B)  Common Stock Issued in Reverse Merger
     ------------------------------------------

     On December 20, 2004, Speedhaul Holdings, Inc. exchanged 2,310,100 shares of common stock for all the outstanding shares of Speedhaul, Inc. (See Note
     1).

     (C)  In-Kind Contribution
     -------------------------

       During 2004, the Company recorded $3,000 of in-kind rent expense for space provided by its majority stockholder.

NOTE 6 RELATED PARTY TRANSACTIONS
------ --------------------------

     See Notes 4 and 5.

NOTE 7 GOING CONCERN
------ -------------

     As reflected in the accompanying financial statements, the Company is in the development stage with no operations. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS II-1

Section 14A:3-5 of the Business Corporation Law of the State of New Jersey provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the NJGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission             $      6.18
registration fee
Transfer Agent Fees (1)                        $  2,500
Accounting fees and expenses (1)               $  2,500
Legal fees and expenses (1)                    $  5,000
Total(1)                                       $ 10,006.18

(1) Estimated

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

On March 1, 2000, we issued 5,000,000 shares to Richard I. Anslow for cash consideration Of $500 and for services rendered as our founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Richard I. Anslow had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for this transaction. On December 21, 2004, 3,000,000 shares held by Richard I. Anslow were cancelled in accordance with the Stock Purchase Agreement and Share Exchange with Speedhaul, Inc.


On September 1, 2000, we issued 250,000 shares to Robert Jaclin for cash Consideration of $250. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering.

The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Gregg E. Jaclin had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.


In September 2004, we completed a Regulation D, Rule 506 Offering in which we issued a total of 60,100 shares of our common stock to 40 shareholders at a price per share of $.25 for an aggregate offering price of $15,025. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:


Carlos Chavevri                      3000
Amod Choudhary                       2000
Scott Burttet                        1000
Lisa Cohen                            400
Scott Costin                         2500
Richard Conti                        1400
Jenny Lynn Crossman                  2000
Patricia Ferrara                     1000
Lester Glaser                        1000
Richard Glaser                       1000
Sally Glaser                         1000
Inge Goldstein                        800
Alvin Goldstein                      4000
Robert Gordon                        2600
Dr. Frank Greenberg                  1000
Kenneth Greenberg                    5000
Robert Jaclin                        1000
Lorin Jaffe                          1000
Magda Jimenez                         800
Kessler Business Associates          1400
Joseph and Dianne Kocienda           1000
Mark Kulkowitz                        400

Alex Lichtman                        2500
Max Lichmtan                         2500
Harris Millman                       1000
James Neebling                       2000

Brett Pessel                         1400
April Rauschman                      2000
Scott Rhodes                          800
Victor Rones                         1000
Paul Roseman                         1000
Shirley Ryan                         1000
Scott Schiffman                      1000
Kenneth Speigeland                   2000
Neal Studd                            400
Janice Thorn                         1000
Verse Thompson                       1000
TP Electronic Filings (1)            1200
Kirk T. Trauger                      2000
Kristina L. Trauger                  1000



The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 17 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in September 2004 were restricted in accordance with Rule 144 of the Securities Act of 1933. Based upon same we believe that this offering has complied with the requirements of Rule 506(b)(2).


On December 21, 2004, we issued 20,000,000 shares to Andrew Norins for all of his shares of Speedhaul, Inc. in accordance the terms of that certain Stock Purchase Agreement and Share Exchange between us and Speedhaul, Inc. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Andrew Norins had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION
------      -----------

3.1         Articles of Incorporation and Amendments
3.2         By-Laws
5.1         Opinion of Anslow & Jaclin, LLP
10.1        Stock Purchase Agreement and Share Exchange**
21.         Subsidiary

23.1        Consent of Webb & Company, PA

** Filed with the Form 8-K filed with the SEC on December 23, 2004.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Monroe, State of New Jersey on March 11, 2005.




                     By: /s/ Andrew Norins
                     ---------------------------------
                             Andrew Norins

                             President, Chief Executive Officer,
                             Chief Financial Officer and Director



                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Andrew Norins, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By: /s/ Andrew Norins      President, Chief Executive Officer,   Dated: March 11, 2005
------------------------   Chief Financial Officer and Director

        Andrew Norins
